Exhibit 99.1

Verastem Oncology Appoints Brian Stuglik as Chief Executive Officer

BOSTON, MA – July 29, 2019 – Verastem, Inc. (Nasdaq: VSTM) (Verastem Oncology or the Company), a biopharmaceutical company focused on developing and commercializing medicines seeking to improve the survival and quality of life of cancer patients, today announced that Brian Stuglik,  a member of the Board of Directors, has been named Chief Executive Officer (CEO).

“Brian brings deep commercial and biopharmaceutical leadership experience that we believe will accelerate the growth of COPIKTRA™ and progress overall company goals,” said Michael G. Kauffman, MD, PhD, Verastem Oncology’s Lead Director. “Throughout his career, Brian has demonstrated an ability to deliver results through a clear strategic vision, focused teams and excellent execution. We are confident that he will capitalize on the significant opportunities in front of the company on behalf of patients, customers and our shareholders.”

Mr. Stuglik has more than three decades of experience in US and International pharmaceutical development, product strategy and commercialization, with a focus on Oncology.  He spent the majority of his career at Eli Lilly and Company, culminating in his role as Global Vice President and Chief Marketing Officer, Oncology Global Marketing, advancing Lilly Oncology from a single approved product to a portfolio of marketed or late-stage compounds across more than 10 cancer types. In May of this year, he took on a strategic oversight and advisory role to Verastem Oncology’s commercial organization.

“I am honored to join the Verastem Oncology team as CEO and am energized to build on our commitment to patients as we realize the full potential of COPIKTRA and the pipeline,” said Mr. Stuglik. “Being a member of the Board of Directors and, more recently, serving as a strategic partner to the team, I have great confidence in Verastem Oncology’s ability to rapidly progress our mission to improve the lives of cancer patients.”

Mr. Stuglik will continue to serve as a member of the Board of Directors and will lead the company’s executive team. As recently announced, Dan Paterson, formerly the Chief Operating Officer has assumed the role of President and Chief Operating Officer and Rob Gagnon has expanded his role to Chief Business and Financial Officer.

As previously announced, the Company will host a conference call and webcast on Thursday, August 1, 2019 at 4:30 p.m. Eastern Time to discuss corporate updates and financial results for the second quarter ended June 30, 2019.

About Verastem Oncology

Verastem Oncology (Nasdaq:VSTM) is a commercial biopharmaceutical company committed to the development and commercialization of medicines to improve the lives of patients diagnosed with cancer. We are driven by the strength, tenacity and courage of those battling cancer – single-minded in our resolve to deliver new therapies that not only keep cancer at bay, but improve the lives of patients diagnosed with cancer. Because for us, it’s personal.

Our first FDA approved product is now available for the treatment of patients with certain types of indolent non-Hodgkin’s lymphoma (iNHL). Our pipeline comprises product candidates that seek to treat cancer by modulating the local tumor microenvironment. For more information, please visit www.verastem.com.

Forward looking statements notice

This press release includes forward-looking statements about Verastem Oncology’s strategy, future plans and prospects, and financial results. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Applicable risks and uncertainties include the risks and uncertainties, among other things, regarding: the commercial success of COPIKTRA™ in the United States; physician and patient adoption of COPIKTRA, including those related to the safety and efficacy of COPIKTRA; the uncertainties inherent in research and development of COPIKTRA, such as negative or unexpected results of clinical trials; whether and when any applications for COPIKTRA may be filed with regulatory authorities in any other jurisdictions; whether and when regulatory authorities in any other jurisdictions may approve any such other applications that may be filed for COPIKTRA, which will depend on the assessment by such regulatory authorities of the benefit-risk profile suggested by the totality of the efficacy and safety information submitted and, if approved, whether COPIKTRA will be commercially successful in such jurisdictions; our ability to obtain, maintain and enforce patent and other intellectual property protection for COPIKTRA and our other product candidates; the scope, timing, and outcome of any legal proceedings; decisions by regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of COPIKTRA; the fact that regulatory authorities in the U.S. or other jurisdictions, if approved, could withdraw approval; whether preclinical testing of our product candidates and preliminary or interim data from clinical trials will be predictive of the results or success of ongoing or later clinical trials; that the timing, scope and rate of reimbursement for our product candidates is uncertain; that third-party payors (including government agencies) may not reimburse for COPIKTRA; that there may be competitive developments affecting our product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; that COPIKTRA or our other product candidates will cause unexpected safety events, experience manufacturing or supply interruptions or failures, or result in unmanageable safety profiles as compared to their levels of efficacy; that COPIKTRA will be ineffective at treating patients with lymphoid malignancies; that we will be unable to successfully initiate or complete the clinical development and eventual commercialization of our product candidates; that the development and commercialization of our product candidates will take longer or cost more than planned; that we may not have sufficient cash to fund our contemplated operations; that we, CSPC Pharmaceutical Group, Yakult Honsha Co., Ltd. or Infinity Pharmaceuticals, Inc. will fail to fully perform under the duvelisib license agreements; that we may be unable to make additional draws under our debt facility or obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that we will not pursue or submit regulatory filings for our product candidates, including for duvelisib in patients with chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL) or indolent non-Hodgkin lymphoma (iNHL) in other jurisdictions; and that our product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients.

Other risks and uncertainties include those identified under the heading "Risk Factors" in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed with the Securities and Exchange Commission (SEC) on May 9, 2019, its Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 12, 2019 and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Verastem Oncology Contacts:

Investors:                                                                                                                                                                    John Doyle
Vice President, Investor Relations & Finance
+1 781-292-4279
jdoyle@verastem.com

Media:
Lisa Buffington
Corporate Communications
+1 781-292-4205
lbuffington@verastem.com